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                                   EXHIBIT 23

              CONSENTS OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                        CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference and use of our report dated January 10, 1997, which appears in Commercial National Financial Corporation's annual report on Form 10-K for 1996, in that corporation's previously filed registration statements, as amended, for that corporation's 1989 Stock Option Plan (Registration No. 33-30392), Dividend Reinvestment Plan (Registration No. 33-30239), and 1991 Stock Option Plan (Registration No. 33-39772 and 33-92666).




                                        CROWE, CHIZEK AND COMPANY LLP

                                        CROWE, CHIZEK AND COMPANY LLP



March 20, 1997
South Bend, Indiana

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                               [BDO LETTERHEAD]
                                                                     EXHIBIT 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Commercial National Financial Corporation
Ithaca, Michigan


We hereby consent to the incorporation by reference and use of our report dated January 17, 1996, which appears in Commercial National Financial Corporation's annual report on Form 10-K for 1996, in that corporation's previously filed registration statements, as amended, for that corporation's 1989 Stock Option Plan (Registration No. 33-30392), Dividend Reinvestment Plan (Registration No. 33-30239), and 1991 Stock Option Plan (Registration No. 33-39772 and 33-92666).




BDO Seidman, LLP
Grand Rapids, Michigan
March 26, 1997